UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	January 14, 2014

DARLING INTERNATIONAL INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-13323	36-2495346
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

251 O’CONNOR RIDGE BLVD., SUITE 300, IRVING, TEXAS	75038
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(972) 717-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

For the past several years, base salary and annual and long-term incentive awards for the executive officers of Darling International Inc. (the “Company”) have been provided consistent with the 2011 Amended and Restated Executive Compensation Program Policy Statement (the “Policy”) adopted by the Compensation Committee of the Board of Directors of the Company (the “Committee”). The annual and long-term incentive awards described in the Policy have been granted under the Company’s applicable stockholder-approved omnibus incentive plan, currently the 2012 Omnibus Incentive Plan (the “Plan”). As a result of the recent acquisition of the VION Ingredients business as described in the Company’s Current Report on Form 8-K filed January 8, 2014, in order to provide the Committee with greater flexibility in designing incentive compensation programs that better reflect the Company’s size, global operations and business strategies, the Committee has determined that the Policy will no longer apply. Annual and long-term incentive compensation awards for executive officers will be determined by the Committee from time to time under the terms of the Plan (or any successor plan).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARLING INTERNATIONAL INC.

Date: January 21, 2014	By:	/s/ John F. Sterling
John F. Sterling
Executive Vice President and General Counsel

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